UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

NXG Cushing® Midstream Energy Fund
NXG NextGen Infrastructure Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

PO Box 43131

Providence, RI 02940-3131

ACTION NEEDED

We have been trying to get in touch with you regarding an important matter pertaining to your investment in NXG Cushing Midstream Energy Fund (“SRV”) or NXG NextGen Infrastructure Income Fund (“NXG”)

It is critical that we speak to you regarding this matter prior to the adjourned shareholder meeting on July 10, 2026. The call will only take a few moments of your time.

Please contact us toll-free at 1 (877) 816-8570 during the following hours of operation:

•	Monday – Friday: 10:00 a.m. to 11:00 p.m. ET
•	Saturday: 12:00 p.m. to 6:00 p.m. ET

At the time of the call, please use the Reference Number listed above.

Thank you in advance for your participation.

This letter was sent by Georgeson LLC, an approved service provider of NXG Investment Management.